EXHIBIT 4.8

                                 ACKNOWLEDGEMENT


      With respect to the Investment Agreement ("Investment Agreement") entered into as of July 21, 1999, by and among Cyber-Care, Inc., f/k/a Medical Industries of America, Inc., a corporation duly incorporated and existing under the laws of the State of Florida (the "Company") and Swartz Private Equity, LLC (hereinafter referred to as "Swartz"), the Company hereby agrees and acknowledges the following:


      The Company acknowledges that the Investor may sell the Put Shares anytime, and from time to time, after the Put Date for such shares, in accordance with the Investment Agreement and applicable law, and that such sales may occur during a Pricing Period or Pricing Periods and may have the effect of reducing the Purchase Price.



      IN WITNESS WHEREOF, the undersigned have executed this Agreement as of this ____ day of September, 1999.



                                          Cyber-Care, Inc.,
                                          f/k/a Medical Industries of
                                          America, Inc.



                                          By: ________________________________
                                                   Paul C. Pershes, President


                              Address:    Cyber-Care, Inc.
                                          1903 South Congress Ave., Suite 400
                                          Boynton Beach, Fl  33426
                                          Telephone (561) 737-2227
                                          Facsimile (561) 265-2869



                                          SWARTZ PRIVATE EQUITY, LLC



                                          By: ________________________________
                                                Eric S. Swartz, Manager


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                                          Address:    1080 Holcomb Bridge Road
                                          Bldg. 200, Suite 285
                                          Roswell, GA  30076
                                          Telephone: (770) 640-8130
                                          Facsimile:  (770) 640-7150


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